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                       REAL ESTATE PURCHASE AND SALE AGREEMENT

    This agreement (the "Agreement") is dated November 14, 1997 and entered into by and between LA CAZE DEVELOPMENT COMPANY, a _____________________ ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns ("Buyer") for purchase and sale of approximately 12.107 acres of the Evergreen Plaza Shopping Center in the City of Sparks, Washoe County, Nevada, consisting of an approximately 1.991 acre parcel of improved commercial property and an adjoining 10.216 acre parcel of partially improved land (parking lot only) located on the north side of Oddie Boulevard between the balance of the shopping center and El Rancho Drive to the east with a Wards retail store and parking lot and Silverada Boulevard to the west and bounded by Greenbrae Drive and Orovada Street on the north, together with any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is shown on Buyer's site plan dated October 24, 1997 and numbered X477-A (the "Site Plan") and attached hereto as Exhibit A. The legal description of the entire shopping center is set forth in Exhibit B attached hereto. Upon completion of the survey described in Section 3.2 below, a legal description and parcel map of the Property shall be attached to this Agreement as Exhibit C and made a part hereof.

    Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

    1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be eight dollars and seventy-five cents ($8.75) per square foot of land. It is estimated that the Property contains approximately 527,374 square feet and that the purchase price will be four million six hundred fourteen thousand five hundred twenty-two dollars ($4,614,522). The area of the Property and the total purchase price shall be determined by the new ALTA/ACSM survey described in
Section 3.2 below. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

    2. EARNEST MONEY DEPOSIT. Within ten (10) business days after the Effective Date, Buyer will deposit earnest money of fifty thousand dollars ($50,000) (the "Deposit") with First American Title Insurance Company in Reno, Nevada (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. If this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

    3.   TITLE INSURANCE AND SURVEY.

         3.1 PRELIMINARY TITLE INSURANCE COMMITMENT. Within fifteen (15) days after the Effective Date, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984 or if unavailable, Form B-1987) issued by the Closing Agent, with copies of all documents listed as exceptions set forth therein.

         3.2 ALTA/ACSM Survey. Within thirty (30) days after the Effective Date, Seller shall provide Buyer with a new ALTA/ACSM survey with land area certification of the Property and a parcel map, at Seller's cost. The survey shall include the 1.991 acre parcel and the 10.216 acre parcel or combine the two parcels into one legally described parcel of 12.107 acres.


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         3.3  TITLE AND SURVEY APPROVAL PERIODS.  Buyer shall have fifteen (15)
days from the later receipt of either the preliminary commitment or the final (as opposed to preliminary) survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of any exceptions shown in the preliminary commitment or any items on the survey. If, within twenty (20) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exceptions or items will be removed on or before closing, Buyer may, at its option, at any time prior to such removal or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect.

    4. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before the dates described below:

         4.1 FEASIBILITY. Buyer's sole determination that its proposed site plan, building plan, parking plan and access plan for the Property are acceptable; that utilities are available of adequate capacity to serve the Property; and that the Property is otherwise feasible for Buyer's intended use.

         4.2 STUDIES. Buyer's approval of all soils, engineering, seismic, environmental, topography, hazardous waste, geotechnical, wetlands, drainage and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property.

         4.3 APPROVALS AND PERMITS. Issuance of any and all required or applicable governmental approvals including but not limited to a PUD (if required), an environmental impact report (EIR)(if required), a replat of the Property, subdivision approvals, rezoning approvals, Nevada Department of Transportation highway access and traffic signal approvals, City (or the County, if applicable) building permits, use permits, sign permits, design review approvals, site plan approvals, parking variances, street vacancies, environmental certifications, and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop and construct it's store building, site improvements, drive through building materials yard, garden yard and greenhouse, signing and any other improvements that Buyer deems necessary in its sole determination to conduct and operate its selected business operations on the Property. The timing, conditions and cost of any or all of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer in its sole discretion.

         4.4 TIME PERIODS. Buyer shall have sixty (60) days from the Effective Date (the "Feasibility Period") to satisfy or waive the contingencies set forth in Sections 4.1 and 4.2. Buyer shall have ninety (90) days (the "Contingency Period") from the end of the Feasibility Period to satisfy or waive the contingencies set forth in Sections 4.3 and 4.6. If Buyer does not satisfy or waive the contingencies in writing by the applicable dates, or if Buyer notifies Seller in writing at any time prior to the end of the Contingency Period that it has decided not to pursue the project any further and that this Agreement is terminated, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate without further action and be of no further force or effect.


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         4.5  EXTENSION PERIODS.  If Buyer has satisfied or waived the contingencies set forth in Sections 4.1 and 4.2 above and is diligently pursuing the applicable required approvals and permits described in Section 4.3 above, Buyer shall be entitled to two (2) separate thirty (30) day extensions of the Contingency Period. Notice of the exercise of each of the extension periods shall be given by Buyer to Seller at least ten (10) days prior to the end of the initial Contingency Period or the first extension period, whichever is applicable.

         4.6 ACCESS EASEMENT. Buyer obtaining a permanent, recordable access easement that runs with the land in two locations across the Montgomery Ward Center adjoining the Property on the west. The easement shall be for the purposes of vehicular and pedestrian access to and from Silverada Boulevard. This condition may be satisfied if Buyer is provided with a certified copy of an already existing recorded permanent easement acceptable to Buyer.

         4.7 RECIPROCAL ACCESS EASEMENT AGREEMENT. Buyer obtaining a permanent, recordable reciprocal access easement agreement that runs with the land (the "R.E.A.") for all the drive aisles, street accessing curb cuts, all vehicular and pedestrian common areas and Mall Drive (if it is not a dedicated public street) located in the Evergreen Plaza Shopping Center as shown on Exhibit A. If required to satisfy Section 4.3 above, the R.E.A. shall include parking. The R.E.A. shall be drafted, agreed to and executed during the first sixty (60) days of the Contingency Period and recorded at Closing.

    5.   CLOSING.

         5.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Closing Agent within fifteen (15) business days after all of Buyer's conditions precedent have been satisfied or waived by Buyer on a date mutually agreeable to Buyer and Seller. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

         5.2 ACCEPTANCE OF EXCEPTIONS. Neither Seller nor Buyer shall be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

         5.3 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year and utilities constituting liens shall be prorated as of the date of closing. Seller shall pay the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, and one-half of Closing Agent's escrow fee and the difference in the cost of the premium between standard owner's and extended coverage.

         5.4  POSSESSION.  Buyer shall be entitled to possession upon closing.

    6. CONVEYANCE OF TITLE. On closing, Seller shall execute and deliver to Buyer a statutory warranty deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.


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    As soon as available after closing, Seller shall provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitment which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

    7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss except as described in Section 8.10 below. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

    If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

    8. SELLER'S REPRESENTATIONS AND WARRANTIES. In addition to other representations herein, Seller represents and warrants to Buyer now and as of the date of closing that:

         8.1 Seller has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder;

         8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

         8.3 Neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

         8.4  Seller is unaware of any material defect in the Property;

         8.5 All persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

         8.6 There are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation;

         8.7 The Property has legal access to all streets adjoining the Property;

         8.8  Seller has good and marketable title to the Property;


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         8.9   Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

         8.10 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks. Seller at its sole cost and expense shall within ninety (90) calendar days after Closing complete the demolition and removal from the Property of the vacant former Ernst Hardware building and garden yard shown on Exhibit A (the "Demolition Site") including but not limited to all concrete slabs, footings, foundations, underground utilities and any other related items. Seller at its own cost and expense shall provide an environmentally clean Demolition Site with certifications by the applicable local, state and federal agencies including but not limited to the removal of asbestos, all underground storage tanks, pipelines, all contaminated soils and any other toxic, hazardous or contaminated materials, wastes and other related items governed by environmental protection and hazardous and toxic wastes and materials laws, statutes, regulations, ordinances and requirements. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Property, or portion thereof, occurring prior to the conveyance to Buyer or as a result of Seller's failure to clean up the Demolition Site and provide the required certifications.

    9. BUYER'S AUTHORITY. Buyer represents and warrants to Seller that at the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

    10. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.

    11. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

  and, in the case of Buyer, a copy to:  William N. Moloney
                                         5711 NE Tolo Rd.
                                         Bainbridge Island, WA 98110

  and, in the case of Seller, a copy to: Norman R. La Caze
                                         2601 Airport Dr., Ste. 300
                                         Torrance, Ca 90505

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.


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    12. NO NEGOTIATIONS WITH THIRD PARTY.  Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property on any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

    13. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

    14. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.

    15. COMMISSIONS. All real estate commissions and/or brokers' fees shall be payable by Seller at Closing to Ekman Properties, the broker, and to Wahl & Associates, the cooperating broker. Said commissions and/or brokers' fees shall be as agreed upon between Seller, the broker and the cooperating broker. Seller shall indemnify and hold Buyer harmless from any obligation for payment of any real estate commissions and/or brokers' fees.

    16. EXHIBITS. Exhibits A, B and C attached hereto are incorporated herein as if fully set forth.
                   Exhibit A - Site Plan
                   Exhibit B - Legal Description of the shopping center
                   Exhibit C - Legal Description of the Property and Parcel Map

    17. EFFECTIVE DATE. The later of the Buyer's signature date and the Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                   BUYER:    EAGLE HARDWARE & GARDEN, INC.
                             By:  /s/ Paul B. Morris
                                  ---------------------------------------
                             Typed name:    Paul B. Morris
  November 13, 1997
Buyer's signature date       Its:           Vice President

                             Address:       981 Powell Avenue S.W.
                                            Renton, WA 98055

                   SELLER:   LA CAZE DEVELOPMENT COMPANY

                             By: /s/ Norman R. La Caze
                                 ----------------------------------------
                             Typed name: Norman R. La Caze
  Novmeber 14, 1997
Seller's Signature date      Its: (Typed title) Owner & G. P. Sparks
                                  Silverado Park

                             Address: 2601 Airport Dr., Ste. 300
                             Torrance, CA 90505


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                                     EXHIBIT "A"


                                      [Floor Plan]


                                     EXHIBIT "A"


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                                     EXHIBIT "B"

                       LEGAL DESCRIPTION OF THE SHOPPING CENTER


          (To be provided by Seller at time of execution of this Agreement)




                                     EXHIBIT "B"


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                                     EXHIBIT "C"

                          LEGAL DESCRIPTION OF THE PROPERTY
                                    AND PARCEL MAP


(To be provided by Seller upon completion of the ALTA/ACSM Class A survey as set forth in Section 6).






                                     EXHIBIT "C"


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